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                                                                      EXHIBIT 22


                         Independent Auditors' Consent

The Board of Trustees
of Archstone Communities Trust:

    We consent to incorporation by reference in registration statements No. 333-43723 (Form S-8), No. 333-60847 (Form S-8), No. 333-60815 (Form S-8), No. 333-
60817 (Form S-8), No. 333-49526 (Form S-3), No. 333-44639 (Form S-3), No. 333-
68591 (Form S-3), No. 333-77387 (Form S-3) and No. 333-51139 (Form S-4) of
Archstone Communities Trust of our reports dated January 30, 2001, except as to
Note 16 which is as of February 28, 2001, relating to the balance sheets of Archstone Communities Trust as of December 31, 2000 and 1999, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which reports appear in the December 31, 2000 Annual Report on Form 10-K of Archstone Communities Trust.


                                    KPMG LLP
Chicago, Illinois
March 9, 2001